EXHIBIT 10.27
March 5, 2025

Ms. Revathi Advaithi

Dear Revathi:

Reference is made to the offer letter dated February 7, 2019 (the “Offer Letter”) between you and Flex Ltd. (the “Company”).

The Company maintains the Flex Ltd. Executive Severance Plan, and the Company has amended and restated the Flex Ltd. Executive Severance Plan, effective March 5, 2025 (as amended and restated, the “Executive Severance Plan”), in order to, among other things, provide for your participation in the Executive Severance Plan. The Company and you desire to amend the Offer Letter by this letter amendment (“Amendment”) in order to reflect your participation in the Executive Severance Plan, effective as of the date of this Amendment.

Amendment to Offer Letter:

The paragraph of the Offer Letter headed “Severance:” is hereby amended and restated in its entirety as follows:

Severance:

You will be a participant in the Flex Ltd. Amended and Restated Executive Severance Plan, in accordance with the terms and conditions thereof.

Except as expressly set forth in this Amendment, the Offer Letter remains in full force and effect according to its terms.

If you agree with the terms of this Amendment, please sign below and return to me.

Sincerely,

FLEX

/s/ Xavier Boza

Xavier Boza
Chief Human Resources Officer

AGREED AND ACCEPTED:

/s/ Revathi Advaithi           March 5, 2025
Revathi Advaithi                Date